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                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32934) pertaining to the CoreStates Savings Plan of CoreStates Financial Corp and in the related Prospectus of our report dated June 20, 1994, with respect to the financial statements and schedules of the CoreStates Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 1993.


                                            /s/ Ernst & Young

Philadelphia, Pennsylvania
June 25, 1994